UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2007



                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                   1-5555               56-0769274
(State or other jurisdiction        (Commission         (IRS Employer
       of Incorporation)            File Number)     Identification No.)

150 Westwood Circle, P.O. Box 1888, Waynesville, NC              28786
   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (828) 456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2  Financial Information

ITEM 2.02     Results of Operations and Financial Condition

On February 13, 2007, Wellco Enterprises, Inc. issued a press release announcing the financial results for the second quarter ended December 30, 2006. A copy of Wellco Enterprises, Inc. press release is attached as Exhibit 99(a) to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.



Exhibit Index

99(a) Press release, dated: February 13, 2007, issued by Wellco Enterprises,
Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            WELLCO ENTERPRISES, INC.



 /s/ Tammy Francis
 ---------------------------
 Tammy Francis
 VP of Finance and Treasurer


Dated: February 14, 2007

                                                              Exhibit 99(a)

              WELLCO ENTERPRISES, INC. ANNOUNCES OPERATING RESULTS
          FOR THE FISCAL QUARTER AND SIX MONTHS ENDED DECEMBER 30, 2006

Waynesville, North Carolina, February 13, 2007--Wellco Enterprises, Inc. (AMEX-WLC) today reported net loss for the second fiscal quarter ended December 30, 2006 of its 2007 fiscal year (current three-month period) of $256,000, equivalent to basic and diluted loss per share of $.20, from revenues of $6,255,000. This compares to net income of $225,000, equivalent to basic earnings per share of $.18 ($.17 diluted), from revenues of $11,041,000 in the prior year three-month period ended December 31, 2005 (prior three-month period).

Compared to the prior three-month period, total revenues in the current three-month period decreased by $4,786,000. In the current three-month period, pairs of boots shipped under U. S. Department of Defense (DOD) contracts decreased by 47% due to DSCP reducing inventories of certain boots.

The majority of the Company's boot manufacturing operations occur at the factory of a wholly-owned subsidiary located in Puerto Rico. The Company is participating in a Puerto Rican government program to assist manufacturers in the training of new or expanded work force under which the Company is reimbursed for part of the compensation paid to certain employees. Under this program, the Company received and recognized as revenues in the current three month period $181,000, compared to $381,000 in the prior three-month period. The Company's policy is to record these reimbursements in the fiscal period in which they are received. The Company has filed reimbursement claims totaling $491,000 at December 30, 2006, that have not been received or recorded as revenues.

During the current period, the $100,000 increase in general and administrative expenses was primarily caused by an increase in administrative salaries, professional fees and health care costs. The Company's employee group health insurance costs vary with actual health care costs because the Company is self-funded.

On February 7, 2007, the Company announced a definitive merger agreement to be acquired in an all-cash transaction valued at $14.00 per share by Golden Gate Capital. As a result of the Merger, each holder of the Company's common stock will be entitled to receive $14.00 per share in cash. In addition, the Merger Agreement provides that each holder of an outstanding option to purchase shares of the Company common stock issued under the Company stock option plans will be entitled to receive cash in an amount per share to the difference between $14.00 and the exercise price of the option contingent upon the holder entering into an acknowledgement canceling the options upon consummation of the Merger.

The proposed merger agreement has received unanimous approval from a committee of independent directors of the Company and its Board of Directors. Soles Brower Smith & Co. advised the independent committee and provided it and the Board of Directors with a fairness opinion. The parties anticipate closing the transaction in the first half of calendar 2007. The closing is subject to certain customary closing conditions, including receipt of required regulatory approvals and the Company's shareholder approval. Also, part of the merger agreement is a restriction prohibiting the Company from paying any further dividends on its common stock.

         The Company has agreed to file a proxy statement in connection with the proposed merger agreement and related transactions. The proxy statement will be mailed to the shareholders of the Company and they are urged to read the proxy statement and other relevant materials when they become available.

As a result of the planned Merger, the Consolidated Statements of Operations for the six month and three month period ended December 30, 2006 include $135,000 in costs directly related to the Merger as a component of operating loss.

For the six-month period ended December 30, 2006 (current six month period) the Company had a net loss of $627,000, equivalent to basic and diluted loss per share of $.49, from revenues of $11,584,000. This compares with net loss of $421,000, equivalent to basic and diluted loss per share of $.33, from revenues of $19,359,000 in the prior year six months ended December 31, 2005 (prior six-month period).

Compared to the prior six-month period, total revenues in the current six-month period decreased by $7,775,000. In the current six-month period, pairs of boots shipped under U. S. Department of Defense (DOD) contracts decreased by 44% due to DSCP reducing inventories. Reimbursement of compensation cost under the Puerto Rican government program was $340,000 for the current period as compared to $381,000 received and recognized in the prior year six-month period.

Gross profit for the six months ended December 30, 2006 was $690,000 on much lower sales volume as compared to a gross profit of $830,000 for the prior period. During the current period, the gross profit margin was 6% of revenues due to an extremely low level of production and sales volume. Fixed costs (such as depreciation, insurance and rent) and semi-variable costs did not decrease proportionately to the decrease in the production and sales volume.

During the prior six-month period, the gross profit was 4.3% of revenues. In early August 2005, the only U.S. supplier of a DOD required component had a significant quality problem. The rate of boot production was reduced due to the limited supply of this component. After this supplier solved its quality problem, the rate of production continued to be impaired, as it took that supplier several weeks to reestablish full production. The supplier agreed to reimburse certain excess manufacturing costs and this reimbursement has been reflected in the Cost of Sales and Services for the six months ending December 31, 2005. However, some of the excess costs could not be recouped from the supplier.



           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements throughout this report that are not historical facts are forward-looking statements.

These statements are based on current expectations and beliefs, and involve numerous risks and uncertainties. Many factors could affect the Company's actual results, causing results to differ materially from those expressed in any such forward-looking information.

These factors include, but are not limited to, the receipt of contracts from the
U. S. government and the performance thereunder; the ability to control costs under fixed price contracts; the cancellation of contracts; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended July 1, 2006. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligation to update any forward-looking statements.

Contact:
Wellco Enterprises, Inc.
Waynesville, North Carolina
Lee Ferguson, President and Chief Executive Officer
Phone: 828-456-3545, extension 167



--------------------------------------------------------------------------------
                         CONSOLIDATED OPERATING RESULTS
        (000'S OMITTED EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)
--------------------------------------------------------------------------------
                                     (unaudited)          (unaudited)
                           Fiscal Three Months Ended     Fiscal Six Months Ended
-------------------------------------------------------------------------------
                           December         December     December      December
                            30,2006          31,2005      30,2006       31,2005
--------------------------------------------------------------------------------
Revenues                     $6,255          $11,041      $11,584       $19,359
--------------------------------------------------------------------------------
Operating Income (Loss)        (363)             301         (818)         (330)
--------------------------------------------------------------------------------
Interest Expense                (26)             (66)         (40)         (109)
--------------------------------------------------------------------------------
Income (Loss) Before
Income Taxes                   (389)             235         (858)         (439)
--------------------------------------------------------------------------------
Income Tax Provision
(Benefit)                      (133)              10         (231)          (18)
--------------------------------------------------------------------------------
Net Income (Loss)              (256)             225         (627)         (421)
--------------------------------------------------------------------------------
Basic Earnings (Loss)
Per Share                     ($.20)            $.18        ($.49)        ($.33)
--------------------------------------------------------------------------------
Diluted Earnings (Loss)
Per Share                     ($.20)            $.17        ($.49)        ($.33)
--------------------------------------------------------------------------------
Weighted Average Number
of Common Shares
Outstanding:
--------------------------------------------------------------------------------
For Basic Earnings (Loss)
Per Share                 1,270,746        1,270,746    1,270,746     1,270,746
--------------------------------------------------------------------------------
For Diluted Earnings
(Loss) Per Share          1,270,746        1,292,157    1,270,746     1,270,746
--------------------------------------------------------------------------------